EXHIBIT
4.2

                                                           Incorporated under
the laws of

                             Utah
Number
_____
                                         ________ Shares


                                                                  VOLU-SOL,
INC.
                                                                 a Utah
corporation
                                              Series A 10% Convertible
Non-voting Preferred

THIS CERTIFIES THAT
_____________________________________________________________ is the owner of
____________ (________) shares of the Capital Stock of Volu-Sol, Inc., a Utah corporation, (the "Corporation"), transferable only on the Books of the Corporation by the holder hereof in person, or by duly authorized attorney, on surrender of this Certificate properly endorsed.


IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at Salt Lake City this _____ day of ______________ A.D. _________


________________________________
____________________________________           _____________,
CEO
________________, Secretary

                                                                 Shares $.0001
Each.

A full statement of the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and the qualifications, limitations and restrictions of such rights may be obtained by any shareholder upon request at the principal office of the Corporation, and the Corporation will furnish such shareholder, without charge, a copy of such statement.


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FOR VALUE RECEIVED, ____________________hereby sell, assign and transfer unto
______________________________________________________________________________
Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________________________

In Presence of _______________________


____________________________________
                                     (Shareholder)


____________________________________
                                     (Shareholder)
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.